   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1997
                                           REGISTRATION STATEMENT NO. 333-30715
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                             AMENDMENT NO. 5
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                         SPECIAL PURPOSE TRUST PG&E-1
                            (ISSUER OF SECURITIES)
                               PG&E FUNDING LLC
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CERTIFICATE OF FORMATION)
              DELAWARE                               94-3274751
   (STATE OR OTHER JURISDICTION OF    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
            ORGANIZATION)
                               PG&E FUNDING LLC
                          245 MARKET STREET, ROOM 424
                            SAN FRANCISCO, CA 94105
                                (415) 972-5467
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                                LESLIE EVERETT
                              CORPORATE SECRETARY
                               PG&E FUNDING LLC
                          245 MARKET STREET, ROOM 424
                            SAN FRANCISCO, CA 94105
                                (415) 972-5467
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:

          DEAN E. CRIDDLE                    ERIC D. TASHMAN              GREGORY M. SHAW
           MARK R. LEVIE                     CATHY M. KAPLAN          CRAVATH, SWAINE & MOORE
         ORRICK, HERRINGTON                 BROWN & WOOD LLP              WORLDWIDE PLAZA
          & SUTCLIFFE LLP           555 CALIFORNIA STREET, 50TH FLOOR    825 EIGHTH AVENUE
 OLD FEDERAL RESERVE BANK BUILDING   SAN FRANCISCO, CALIFORNIA 94104  NEW YORK, NEW YORK 10019
         400 SANSOME STREET
  SAN FRANCISCO, CALIFORNIA 94111

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                PROPOSED         PROPOSED
                                                MAXIMUM           MAXIMUM
 TITLE OF SECURITIES TO    AMOUNT TO BE     AGGREGATE PRICE      AGGREGATE            AMOUNT OF
     BE REGISTERED          REGISTERED          PER UNIT      OFFERING PRICE     REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------
Rate Reduction
 Certificates...........   $3,500,000,000       100%(1)       $3,500,000,000(1)     $1,060,606.06
----------------------------------------------------------------------------------------------------
Notes................... $3,500,000,000(2)        (2)                (2)                None

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(1) Estimated solely for the purpose of calculating the registration fee.
(2) No additional consideration will be paid by the purchasers of the Rate Reduction Certificates for the Notes which secure the Rate Reduction Certificates.
(3) Aggregate fee of $1,060,606.06 previously paid in connection with original Registration Statement filed on July 3, 1997 and Amendment No. 3 filed on November 10, 1997.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

   Registration Statement Fee.................................... $1,060,606.06
   Printing and Engraving Expenses...............................    100,000.00
   Trustees' Fees and Expenses ..................................     30,000.00
   Legal Fees and Expenses.......................................  3,100,000.00
   Blue Sky Fees and Expenses....................................     10,000.00
   Accountants' Fees and Expenses................................    200,000.00
   Rating Agency Fees............................................    350,000.00
   Miscellaneous Fees and Expenses...............................    750,000.00
                                                                  -------------
     Total....................................................... $5,600,606.06
                                                                  =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever. Section 20 of the Amended and Restated Limited Liability Company Agreement of the Registrant provides that, to the full extent permitted by applicable law, the Registrant shall indemnify any member, officer, director, employee or agent of the Registrant and any employee, representative, agent or affiliate of the member (collectively, "Covered Persons") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Amended and Restated Limited Liability Company Agreement, except that the Registrant shall not indemnify any such Covered Person for any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions.

  Section 317 of the California Corporation Law (the "California Law") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

  Article SIXTH of the Articles of Incorporation of Pacific Gas and Electric Company (the "Member") authorizes the Member to provide indemnification of directors and officers through bylaws, resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Law, subject only to the applicable limits set forth in Section 204 of the California Law. The Registrant believes that the officers of the Registrant are serving at the request of the Member and are therefore entitled to such indemnity from the Member.

  The Board of Directors of the Member has adopted a resolution implementing the authority granted in Article SIXTH of the Articles of Incorporation. The resolution provides for the indemnification of any director and officer of the Member for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California Law and the Articles of Incorporation, subject to the terms of any agreement between the Member and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any director's or officer's liability insurance policy maintained by the Member; (ii) for any suit or judgment resulting from an accounting of profits made through the purchase or sale of securities of the Member pursuant to Section 16(b) of the Securities Exchange Act of 1934;
(iii) if a court of competent jurisdiction determines that the indemnification is unlawful; (iv) for any acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of the Member or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Member or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Member or its shareholders; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to the Member or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Law; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317. The exclusions set forth in clauses (iv) through (x) above shall apply only to indemnification for acts, omissions or transactions involving breach of duty to the Member or its shareholders. The resolution also provides that the Member shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors or (b) a proceeding (or part thereof), other than a proceeding by or in the name of the Member to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by the Member. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

  The Member has directors' and officers' liability insurance policies in force insuring directors and officers of the Member and its subsidiaries.

ITEM 16. EXHIBITS.

   +1.1 Form of Underwriting Agreement.
   +3.1 Certificate of Formation.
   +3.2 Limited Liability Company Agreement.
   +3.3 Form of Amended and Restated Limited Liability Company Agreement.
   +3.4 Amended and Restated Limited Liability Company Agreement.
   +4.1 Form of Note Indenture.
   +4.2 Form of Trust Agreement.
   +4.3 Form of Note.
   +4.4 Form of Rate Reduction Certificate.
   +5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality of the Notes.
   +5.2 Opinion of Richards, Layton & Finger, P.A.with respect to legality of the Rate Reduction Certificates.
   +5.3 Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes and the Indenture by the Note Issuer.
   +8.1 Opinion of Brown & Wood LLP with respect to tax matters.
   +8.2 Internal Revenue Service Revenue Ruling.
  +10.1 Form of Transition Property Purchase and Sale Agreement.
  +10.2 Form of Transition Property Servicing Agreement.
  +10.3 Form of Note Purchase Agreement.
  +10.4 Form of Fee and Indemnity Agreement.

  +23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1).
  +23.2 Consent of Brown & Wood LLP (included in its opinions filed as Exhibits
        8.1 and 99.8).
  +23.3 Consent of Richards, Layton & Finger, P.A. (included in its opinions filed as Exhibits 5.2 and 5.3).
  +23.4 Consent of Arthur Andersen LLP.
  +23.5 Consent of Brooke Bassett, Esq.
  +25.1 Statement of Eligibility and Qualification of Note Trustee on Form T-1.
  +25.2 Statement of Eligibility and Qualification of Certificate Trustee on
        Form T-1.
    +27 Financial Data Schedule.
  +99.1 Application for Financing Order.
  +99.2 Financing Order.
  +99.3 Form of Issuance Advice Letter.
  +99.4 Application to Infrastructure Bank (Exhibit A to Part I thereof is incorporated by reference to Exhibit 99.1 of this Registration
        Statement; Exhibits B, C, F, G, H, J, K and L to Part II thereof are incorporated by reference to Exhibits 4.2, 3.3, 10.4, 4.1, 10.3, 10.1,
        10.2 and 1.1 of this Registration Statement, respectively, and Exhibit
        D to Part II thereof is incorporated by reference to Amendment No. 2 to this Registration Statement).
  +99.5 Form of Issuance Resolutions of Infrastructure Bank.
  +99.6 Interim Opinion of CPUC.
   99.7 Opinion of Brown & Wood LLP with respect to impairment of contracts.
  +99.8 Opinion of Brown & Wood LLP with respect to Proposition 218.
  +99.9 Form of opinion of Brooke Bassett, Esq. with respect to validity of Issuance Resolutions.

--------
+Previously filed.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant on behalf of the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust") hereby undertakes as follows:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.); (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that
  (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 5 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON NOVEMBER 20, 1997.

                                                    PG&E FUNDING LLC
                                                      AS REGISTRANT

                                                   /s/ Kent M. Harvey
                                          By: _________________________________
                                              Name: Kent M. Harvey
                                              Title: President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement has been signed on November 20, 1997 by the following persons in the capacities indicated.


           SIGNATURE                     TITLE                  DATE
(Principal Executive Officer)

       /s/ Kent M. Harvey            President and       November 20, 1997
--------------------------------     Director
         KENT M. HARVEY


(Principal Financial Officer)

     /s/ Gabriel B. Togneri          Treasurer and       November 20, 1997
--------------------------------     Director
       GABRIEL B. TOGNERI


(Principal Accounting Officer)

    /s/ Christopher P. Johns         Controller          November 20, 1997
--------------------------------
      CHRISTOPHER P. JOHNS


     /s/ Walter S. Levison           Director            November 20, 1997
--------------------------------
       WALTER S. LEVISON

(Principal Executive Officer)

       /s/ Kent M. Harvey            President and       November 20, 1997
--------------------------------     Director
         KENT M. HARVEY

(Principal Financial Officer)

     /s/ Gabriel B. Togneri          Treasurer and       November 20, 1997
--------------------------------     Director
       GABRIEL B. TOGNERI

(Principal Accounting Officer)

    /s/ Christopher P. Johns         Controller          November 20, 1997
--------------------------------
      CHRISTOPHER P. JOHNS

     /s/ Walter S. Levison           Director            November 20, 1997
--------------------------------
       WALTER S. LEVISON

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER  DESCRIPTION                                                   PAGE
 ------- -----------                                               ------------
   +1.1  Form of Underwriting Agreement.
   +3.1  Certificate of Formation.
   +3.2  Limited Liability Company Agreement.
   +3.3  Form of Amended and Restated Limited Liability Company
         Agreement.
   +3.4  Amended and Restated Limited Liability Company
         Agreement.
   +4.1  Form of Note Indenture.
   +4.2  Form of Trust Agreement.
   +4.3  Form of Note.
   +4.4  Form of Rate Reduction Certificate.
   +5.1  Opinion of Orrick, Herrington & Sutcliffe LLP with
         respect to legality of the Notes.
   +5.2  Opinion of Richards, Layton & Finger, P.A. with respect to legality of the Rate Reduction Certificates.
   +5.3  Opinion of Richards, Layton & Finger, P.A. with respect to due authorization of the Notes and the Indenture by
         the Note Issuer.
   +8.1  Opinion of Brown & Wood LLP with respect to tax
         matters.
   +8.2  Internal Revenue Service Revenue Ruling.
  +10.1  Form of Transition Property Purchase and Sale
         Agreement.
  +10.2  Form of Transition Property Servicing Agreement.
  +10.3  Form of Note Purchase Agreement.
  +10.4  Form of Fee and Indemnity Agreement.
  +23.1  Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1).
  +23.2  Consent of Brown & Wood LLP (included in its opinions filed as Exhibits 8.1 and 99.8).
  +23.3  Consent of Richards, Layton & Finger, P.A. (included in its opinions filed as Exhibits 5.2 and 5.3).
  +23.4  Consent of Arthur Andersen LLP.
  +23.5  Consent of Brooke Bassett, Esq.
  +25.1  Statement of Eligibility and Qualification of Note
         Trustee on Form T-1.
  +25.2  Statement of Eligibility and Qualification of
         Certificate Trustee on Form T-1.
  +27    Financial Data Schedule.
  +99.1  Application for Financing Order.
  +99.2  Financing Order.
  +99.3  Form of Issuance Advice Letter.
  +99.4  Application to Infrastructure Bank (Exhibit A to Part I
         thereof is incorporated by reference to Exhibit 99.1 of
         this Registration Statement; Exhibits B, C, F, G, H, J,
         K and L to Part II thereof are incorporated by
         reference to Exhibits 4.2, 3.3, 10.4, 4.1, 10.3, 10.1,
         10.2 and 1.1 of this Registration Statement,
         respectively, and Exhibit D to Part II thereof is
         incorporated by reference to Amendment No. 2 to this
         Registration Statement).
  +99.5  Form of Issuance Resolutions of Infrastructure Bank.
  +99.6  Interim Opinion of CPUC.
   99.7  Opinion of Brown & Wood LLP with respect to impairment of contracts.
  +99.8  Opinion of Brown & Wood LLP with respect to Proposition
         218.
  +99.9  Form of opinion of Brooke Bassett, Esq. with respect to validity of Issuance Resolutions.

--------
+Previously filed.